                                                                      Exhibit 16

November 16, 2000

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir/Madam:

We have read the first two paragraphs of Item 4 included in Amendment No. 1 to Form 8-K dated October 31, 2000 of Covalent Group, Inc. to be filed with the Securities and Exchange Commission on November 16, 2000 and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

cc:  Joseph Delikat
     Principal Accounting Officer
     Covalent Group, Inc.